Monaker Group, Inc. 10-K

Exhibit 10.2

INTELLECTUAL PROPERTY LICENSE TO CORPORATION BY LICENSOR

THIS AGREEMENT is made as of the 25th day of November, 2015.

B E T W E E N:

Monaker Group, Inc.

a Nevada Corporation

(the "Corporation")

- and -

CJ Software, Inc.

(the "Licensor")

RECITALS

A. CJ Software, Inc. ("Licensor") has intellectual property related to specialty lodging booking engines, including specifications, and programming code. The intellectual property targets the timeshare and fractional ownership developments for unit rentals.

B. Licensor represents and warrants to the Corporation that (a) they are not under any pre-existing obligation inconsistent with the terms of this instrument. (b) to the best of their knowledge, the Intellectual Property is original work, free and clear of any claims or encumbrances of any kind, and, to the best of their knowledge, will not infringe any patent, copyright or other proprietary right or violate a trade secret of any person or entity; and, (c) the delivery of this instrument has not and will not violate or conflict with or result in a breach of any terms, conditions, duties or obligations it has to any third party; The representations and warranties of this paragraph B shall survive the date of this instrument

C. The Licensor has agreed to the licensing of the Intellectual Property referred to in Recital A and detailed in Exhibit A below (the "Licensed Intellectual Property") which is owned by Licensor. Licensor grants to Corporation a perpetual, unrestricted, non-exclusive, worldwide, royalty free license to use the Intellectual Property pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the sum of $180,000 Dollars by way of issuance of 45,000 Monaker Group, Inc. common shares (valued at $4 per share) to serve as the form of payment for the licensing of the Intellectual Property. Separately, the Corporation has engaged both Curtis Krauskopf as an employee of Corporation and James Marmorstone as a Consultant of Corporation to provide ongoing consulting work to modify the product for use in the Real Estate and or Travel verticals the receipt and adequacy of which consideration is hereby acknowledged, the Corporation and the Licensor hereby agree that:

1. The Licensor acknowledges that in the Licensor's capacity as a substantial shareholder of the Licensor that it will benefit from this license of the Licensed Intellectual Property.

2. The Licensor hereby licenses unto the Corporation, the license, as provided above in Recital C. To the extent that any such Licensed Intellectual Property cannot be licensed to the Corporation ("Non-Licensable IP"), the Licensor hereby grants to the Corporation a non-exclusive, royalty-free, irrevocable, perpetual, world-wide license to make, have made, modify, manufacture, reproduce, sub-license, use and sell such Non-licensable IP, and any residual rights the Licensor holds in the Non-licensable IP will be held by it in trust for the sole benefit of the Corporation. The Licensor will convey, transfer, dispose of and otherwise deal with the Non-licensable IP (including the execution and delivery of all documents and other instruments relating to the Non-licensable IP) in such a manner as the Corporation shall from time to time direct.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first mentioned above.

Licensor: CJ Software, Inc.

By: James Marmorstone

James Marmorstone

Its: President

President

Date: November 25, 2015

Licensor:

By: _______________
Curtis Krauskopf

Its: _______________
Executive Vice President, Engineering

Date: November 25, 2015

Corporation: Monaker Group, Inc.

By: _______________

Its: CEO

Date: November 25, 2015

EXHIBIT A

LISTING OF INTELLECTUAL PROPERTY

1. SQL data structures, tables and columns.
2. Images and buttons that are used for web navigation purposes.
3. 305 Java-program source files that provide both the front end GUI logic and the back-end business rules for a real-time timeshare rental booking engine. The source files also include a hierarchy of underlying framework and foundational Java files that utilize the Object Oriented Programming (OOP) methodology
4. 8 script files for maintenance, development and production purposes
5. 189 template files that provide modular HTML instructions for the front-end GUI.
6. 40 documents of various types: design, installation, and troubleshooting.
7. 15 test images used exclusively for development and testing.